Pegasystems Inc.

Pegasystems Inc.
ID: 04-2787865
Notice of Grant of Award and Award Agreement			101 Main Street
Cambridge, MA 02142

FIRST_NAME	MIDDLE_NAME
LAST_NAME		Option Number:	OPTION_NUMBER
ADDRESS_LINE_1		Plan:	EQUITY_PLAN
CITY, STATE, COUNTRY, ZIPCODE		ID:	EMPLOYEE_IDENTIFIER

Effective OPTION_DATE,’Month DD, YYYY’, you (the "Optionee") have been granted an award of

TOTAL_SHARES_GRANTED,’999,999,999’ restricted stock units.

The current total value of the award is

The awards will vest 20% on the first anniversary of the date of grant and the balance of 80% will vest in 16 equal quarterly installments between the first and fifth anniversaries of the date of grant.

The undersigned Optionee agrees to all of the terms of the Plan and all those set forth on Exhibit A attached hereto and incorporated herein by reference.

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

Pegasystems Inc. By: /s/ Alan Trefler

Alan Trefler, Chairman and Chief Executive Officer

FIRST_NAME MIDDLE_NAME LAST_NAME

Exhibit A

To Notice of Grant of Award and Award Agreement

1. Conversion of Restricted Stock Units to Common Stock. Each restricted stock unit (“RSU”) granted in the Notice of Grant of Award and Award Agreement (of which this Exhibit A is a part) (the “Award Agreement”) represents the right of the person receiving such grant (the “Recipient”) to receive one share of the common stock (“Common Stock”) of Pegasystems Inc. (the “Company”) subject to the vesting requirements listed in the Award Agreement and to the other terms and conditions of this Award Agreement. On each vesting date listed in the Award Agreement, the Company will issue such number of shares of Common Stock as are equal to the applicable number of RSUs vesting on such date, less such number of shares of Common Stock as are required to be withheld to satisfy Recipient’s tax withholding obligations.

2. Vesting. RSUs will vest on the dates listed in the Award Agreement if the Recipient remains in the active employment of the Company in good standing from the date of grant through the applicable vesting date. RSUs will cease to vest immediately upon the cessation of Recipient’s active employment with the Company, for any reason.

3. Recipient’s Agreement. The Recipient agrees to all the terms stated in the Award Agreement (of which this Exhibit is a part), as well as to the terms of the Plan (which shall control in case of conflict with the Award Agreement), a copy of which is attached and of which the Recipient acknowledges receipt.

4. Withholding. The Recipient consents to fulfill all withholding obligations for all applicable payroll and income taxes with respect to the Award when they are due and arrange for satisfactory payment of all withholding obligations in a manner as set forth in Section 13(h) of the Plan. The Company may satisfy such withholding obligations by withholding such number of shares of Common Stock as are equal in value to the amount of the required withholding.

5. Rights as Shareholders. The Recipient shall have no rights as a shareholder of the Company with respect to any of the RSUs until the issuance of shares of Common Stock at the time of vesting, and then only with respect to those shares of Common Stock issued.

6. Non-Transferability. The Award may not be transferred in any manner other than as permitted in Section 13(j) of the Plan. The terms of the Award shall be binding upon the executors, administrators, heirs and successors of the Recipient.

7. Compliance with Securities, Tax and Other Law. No shares of Common Stock may be issued if the issuance of shares would constitute a violation of any applicable federal or state securities law or any other law or valid regulation. As a condition to issuance of Common Stock, the Company may require the Recipient, or any person acquiring the right to receive the Common Stock, to make any representation or warranty that the Company deems to be necessary under any applicable securities, tax, or other law or regulation.

8. Adjustments upon Changes in Capitalization. In the event of any change in the shares subject to the Plan or to any Award granted under the Plan by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or other change in the structure of the Company, the number of RSUs and the number of shares of Common Stock shall be appropriately adjusted by the Company and such adjustment shall be final, binding and conclusive.

9. No Right to Employment. The granting of the Award does not confer upon the Recipient the right to continue in the service of the Company, or affect in any way the right and power of the Company to terminate the service of the Recipient at any time with or without assigning a reason therefor, to the same extent as the Company might have done if the Award had not been granted.

10. No Guarantee. The Company offers no guarantee or assurance that the Company’s stock has any value at the time of this grant or will have any value or liquidity at any future time.

11. Amendment and Termination of Award. The Company may not, without the consent of the Recipient, alter or impair any Award granted under the Plan. The Award shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of the Plan, the Recipient no longer has the right to receive shares of Common Stock under the Plan.

12. Governing Law. The Award Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, without regard to any applicable conflicts of law provisions thereof.

13. Severability. In the event any one or more of the provisions of the Award Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of the Award Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

14. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.